Exhibit 99.1
SERVICE CORPORATION INTERNATIONAL
ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS AND
CONFIRMS EARNINGS OUTLOOK AND RAISES CASH FLOW GUIDANCE
- Conference call on Thursday, October 31, 2019, at 8:00 a.m. Central Time.
Third Quarter Highlights:

•	GAAP earnings per share were $0.38.

•	Adjusted earnings per share grew $0.02, or 5.7%, over prior year quarter to $0.37.

•	Comparable funeral operating profit grew 8.4% and margin expanded 110 basis points.

•	Adjusted operating cash flow increased $72.4 million or 52.9%.
HOUSTON, Texas, October 30, 2019 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today announced results for the third quarter of 2019. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$769.2	$778.8	$2,380.0	$2,369.4
Operating income	$128.6	$132.3	$425.7	$457.9
Net income attributable to common stockholders	$70.8	$68.9	$222.4	$254.2
Diluted earnings per share	$0.38	$0.37	$1.20	$1.36
Earnings excluding special items(1)	$67.9	$64.3	$241.7	$235.6
Diluted earnings per share excluding special items(1)	$0.37	$0.35	$1.30	$1.26
Diluted weighted average shares outstanding	185.8	185.5	185.6	187.5
Net cash provided by operating activities	$209.3	$136.9	$472.2	$452.3
Net cash provided by operating activities excluding special items(1)	$209.3	$136.9	$478.6	$446.7

(1)
Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Summary:

•
Diluted earnings per share were $0.38 in the third quarter of 2019 compared to $0.37 in the third quarter of 2018. The current period was impacted by a $9.1 million loss on early extinguishment of debt and a $9.5 million increase in net losses on divestiture and impairment charges, offset by a significant decrease in our effective tax rate. Diluted earnings per share excluding special items were $0.37 for the third quarter of 2019 compared to $0.35 in 2018. This 5.7% increase resulted from growth in our funeral segment coupled with reductions in corporate general and administrative expenses that were partially offset by a decline in cemetery revenue.

•
Net cash provided by operating activities was $209.3 million in the third quarter of 2019 compared to $136.9 million in the third quarter of 2018 primarily due to lower cash taxes and cash interest, improved atneed operating results, as well as positive working capital impacts.

•
During the third quarter, we returned $55.5 million to shareholders through share repurchases and dividends and invested $44.6 million in land for new cemeteries and the construction of new funeral service locations. For the nine months ended September 30, 2019, we returned $150.8 million to shareholders through a combination of share repurchases and dividends and deployed $94.4 million of capital to accretive acquisitions, land for new cemeteries, and the construction of new funeral service locations.

Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, commented on the third quarter of 2019:

“Today we reported adjusted earnings per share growth of almost 6% over the prior year quarter. Funeral revenue grew approximately $6 million and funeral margin expanded 110 basis points as we continued to benefit from various on-going cost-reduction initiatives. This solid funeral performance driven by an increase in funeral services performed coupled with an anticipated decrease in general and administrative expenses was offset by lower cemetery segment profit associated with anticipated lower completed construction revenue. Additionally, we experienced softness in preneed cemetery sales production in two west coast markets within our Asian consumer base.

We are confirming our adjusted earnings per share guidance range of $1.90 to $2.00 and raising our guidance of our full year adjusted operating cash flow guidance to $575 million to $615 million. I would like to thank our hardworking and dedicated team of over 24,000 professionals for their continued focus on delivering extraordinary service to our client families. We continue to believe that our solid operating platform and healthy financial position will allow us to continue to grow revenue, leverage scale, and deploy capital to enhance shareholder value.”
UPDATED OUTLOOK FOR 2019
Our revised outlook for potential earnings and cash flow in 2019 is as follows:

(In millions, except per share amounts)	Original 2019 Outlook		Revised 2019 Outlook
Diluted earnings per share excluding special items(1)	$1.90 to $2.00		$1.90 to $2.00

Net cash provided by operating activities excluding special items and cash taxes(1)	$640	$700	$650	$690
Cash taxes expected in 2019	(90)	(90)	(75)	(75)
Net cash provided by operating activities excluding special items(1)	$550	$610	$575	$615

Capital improvements at existing locations and cemetery development expenditures	Approximately $195		Approximately $195

(1)
Diluted earnings per share excluding special items, net cash provided by operating activities excluding special items and, net cash provided by operating activities excluding special items and taxes, are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2019 excludes the following because this information is not currently available for 2019: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.

REVIEW OF RESULTS FOR THIRD QUARTER 2019

Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per service)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Funeral:
Atneed revenue	$236.2	$236.0	$740.3	$753.4
Matured preneed revenue	144.4	138.8	449.4	450.1
Core revenue	380.6	374.8	1,189.7	1,203.5
Non-funeral home revenue	12.6	11.5	38.7	37.2
Recognized preneed revenue	33.6	32.1	104.6	98.5
Other revenue	33.3	32.6	98.9	94.8
Total revenue	$460.1	$451.0	$1,431.9	$1,434.0

Operating profit	$74.4	$68.1	$270.4	$279.0
Operating margin percentage	16.2%	15.1%	18.9%	19.5%

Funeral services performed	75,497	73,896	238,322	236,391
Average revenue per service	$5,208	$5,228	$5,154	$5,249

Cemetery:
Atneed property revenue	$23.2	$21.6	$70.4	$66.9
Atneed merchandise and service revenue	56.8	55.4	173.3	174.1
Total atneed revenue	80.0	77.0	243.7	241.0
Recognized preneed property revenue	129.3	151.3	409.9	403.4
Recognized preneed merchandise and service revenue	72.2	69.0	212.8	210.5
Total recognized preneed revenue	201.5	220.3	622.7	613.9
Core revenue	281.5	297.3	866.4	854.9
Other cemetery revenue	27.6	30.5	81.7	80.5
Total revenue	$309.1	$327.8	$948.1	$935.4

Operating profit	$85.4	$98.0	$272.4	$271.0
Operating margin percentage	27.6%	29.9%	28.7%	29.0%

Comparable Funeral Results

The table below details comparable funeral results of operations (“same store”) for the three months ended September 30, 2019 and 2018. We consider comparable operations to be those owned for the entire period beginning January 1, 2018 and ending September 30, 2019.

(Dollars in millions, except average revenue per service and average revenue per contract sold)

	Three Months Ended September 30,
	2019	2018	Var	%
Comparable revenue:
Atneed revenue(1)	$229.5	$229.9	$(0.4)	(0.2)%
Matured preneed revenue(2)	141.3	137.2	4.1	3.0%
Core revenue(3)	370.8	367.1	3.7	1.0%
Non-funeral home revenue(4)	12.3	11.5	0.8	7.0%
Recognized preneed revenue(5)	32.9	31.8	1.1	3.5%
Other revenue(6)	32.6	32.5	0.1	0.3%
Total comparable revenue	$448.6	$442.9	$5.7	1.3%

Comparable operating profit	$73.9	$68.2	$5.7	8.4%
Comparable operating margin percentage	16.5%	15.4%	1.1%

Comparable services performed:
Atneed	40,236	39,805	431	1.1%
Matured preneed	22,730	22,394	336	1.5%
Total core	62,966	62,199	767	1.2%
Non-funeral home	9,726	9,285	441	4.7%
Total comparable funeral services performed	72,692	71,484	1,208	1.7%
Core cremation rate	50.4%	48.8%	1.6%
Total comparable cremation rate	56.8%	55.3%	1.5%

Comparable sales average revenue per service:
Atneed	$5,704	$5,776	$(72)	(1.2)%
Matured preneed	6,216	6,127	89	1.5%
Total core	5,889	5,902	(13)	(0.2)%
Non-funeral home	1,265	1,239	26	2.1%
Total comparable average revenue per service	$5,270	$5,296	$(26)	(0.5)%

Comparable preneed sales production:
Total preneed sales	$234.3	$230.2	$4.1	1.8%
Core contracts sold	31,862	31,012	850	2.7%
Non-funeral home contracts sold	17,468	17,323	145	0.8%
Core average revenue per contract sold	$5,842	$5,944	$(102)	(1.7)%
Non-funeral home average revenue per contract sold	$2,760	$2,648	$112	4.2%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.

(2)
Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes which have been delivered or performed as well as the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract which were delivered or performed once death has occurred through our core funeral homes.

(4)	Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.

(5)	Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.

(6)
Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

•
Total comparable funeral revenue increased by $5.7 million, or 1.3%, primarily due to increases in core revenue of $3.7 million, recognized preneed revenue of $1.1 million, and non-funeral home revenue of $0.8 million.

•
Core revenue increased $3.7 million primarily as the result of a 1.2% increase in core funeral services performed somewhat offset by a 0.2% decrease in core average revenue per service. Organic sales average growth of 1.1% was more than offset by a 160 basis point increase in the core cremation rate.

•
Recognized preneed revenue grew $1.1 million, or 3.5%, compared to the prior year as a result of higher non-funeral home sales production primarily from an increase in the average revenue per contract sold.

•
Comparable funeral operating profit increased $5.7 million, or 8.4%, primarily due to the revenue increases described above in addition to continued effective management of our fixed costs. The operating margin percentage increased 110 basis points to 16.5%.

•
Comparable preneed funeral sales production increased $4.1 million, or 1.8%, in the third quarter of 2019 compared to 2018. We experienced a 5.0% increase through our non-funeral home channel and a 1.0% increase through our core funeral locations.

Comparable Cemetery Results

The table below details comparable cemetery results of operations (“same store”) for the three months ended September 30, 2019 and 2018. We consider comparable operations to be those owned for the entire period beginning January 1, 2018 and ending September 30, 2019.

(Dollars in millions)	Three Months Ended September 30,
	2019	2018	Var	%
Comparable revenue:
Atneed property revenue	$22.9	$21.4	$1.5	7.0%
Atneed merchandise and service revenue	55.3	54.9	0.4	0.7%
Total atneed revenue (1)	78.2	76.3	1.9	2.5%
Recognized preneed property revenue	128.5	149.5	(21.0)	(14.0)%
Recognized preneed merchandise and service revenue	70.9	67.5	3.4	5.0%
Total recognized preneed revenue (2)	199.4	217.0	(17.6)	(8.1)%
Core revenue(3)	277.6	293.3	(15.7)	(5.4)%
Other revenue(4)	26.7	29.8	(3.1)	(10.4)%
Total comparable revenue	$304.3	$323.1	$(18.8)	(5.8)%

Comparable operating profit	$85.3	$97.1	$(11.8)	(12.2)%
Comparable operating margin percentage	28.0%	30.1%	(2.1)%

Comparable preneed and atneed sales production:
Property	$147.0	$149.7	$(2.7)	(1.8)%
Merchandise and services	134.0	132.2	1.8	1.4%
Discounts and other	(1.9)	(1.1)	(0.8)	72.7%
Preneed and atneed sales production	$279.1	$280.8	$(1.7)	(0.6)%

Recognition rate(5)	99.5%	104.5%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.

(2)	Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract which were delivered or performed as well as the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.

(4)	Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.

•
Comparable cemetery revenue decreased $18.8 million, or 5.8%, in the third quarter of 2019 compared to the third quarter of 2018. The revenue decline over the prior year quarter is due to a $21.0 million, or 14.0%, decrease in recognized preneed property revenue as well as a $3.1 million decline in other revenue (primarily endowment care trust fund income) due to the timing of capital gains and other distributions. These decreases were somewhat offset by a $1.9 million increase in atneed revenue and a $3.4 million, or 5.0%, increase in recognized preneed merchandise and service revenue.

•
Recognized preneed property revenue decreased $21.0 million, or 14.0%. While $4.7 million of the shortfall is attributable to a decline in preneed cemetery sales production, the preponderance of the decline is attributable to a reduction in cemetery construction revenue as compared to the prior year.

•
As mentioned above, comparable preneed cemetery sales production decreased $4.7 million, or 2.3%, as a result of lower preneed property sales. We experienced lower preneed property sales in two west coast markets, particularly within our Asian consumer base. For the nine months ended September 30, 2019, comparable cemetery preneed sales production increased $1.4 million, or 0.2%.

•
Comparable cemetery operating profit decreased $11.8 million to $85.3 million and the operating margin percentage decreased 210 basis points to 28.0%, primarily reflecting lower recognized preneed property revenue partially offset by continued effective management of our fixed costs.

Other Financial Results

•
General and administrative expenses decreased $11.7 million to $29.4 million in the third quarter of 2019, primarily related to higher expenses in the prior year for our long-term incentive compensation plan that is tied to increases in total shareholder return.

•
We incurred a $9.1 million loss on early extinguishment of debt related to open market debt repurchases that occurred during the third quarter of 2019. Additionally, we refinanced our 4.5% Senior Notes due November 2020 into our Bank Credit Facility due May 2024 during the quarter.

•
The GAAP effective income tax rate for the third quarter of 2019 was 2.7%, down from the prior year third quarter of 19.8% primarily due to the reduction in a tax liability as a result of the expiration of the statute of limitations. Our adjusted effective income tax rate was 18.5% in the third quarter of 2019, compared to an adjusted effective income tax rate of 17.6% in the prior year quarter. The adjusted effective income tax rate for the current quarter was less than anticipated primarily due to higher than expected tax benefits recognized on the settlement of employee share-based awards.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities, as reported	$209.3	$136.9	$472.2	$452.3
Legal settlement payments	—	—	6.4	—
IRS tax settlement refund received	—	—	—	(5.6)
Net cash provided by operating activities excluding special items	$209.3	$136.9	$478.6	$446.7
Cash taxes included in net cash provided by operating activities excluding special items	$7.0	$25.1	$56.5	$56.0

Net cash provided by operating activities excluding special items increased $72.4 million to $209.3 million in the third quarter of 2019. The increase is due to improved profitability especially from our atneed operations, improved preneed installment collections, and other working capital items. Additionally, we experienced $18.1 million of lower cash taxes paid and $8.3 million of lower cash interest paid. The decrease in cash interest paid primarily relates to the timing of new senior notes and our redemption of existing senior notes that occurred during the second quarter.

A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Capital improvements at existing operating locations	$34.2	$31.3	$91.8	$87.9
Development of cemetery property	20.4	21.9	58.4	56.7
Capital improvements at existing operating and cemetery development expenditures	54.6	53.2	150.2	144.6
Growth capital expenditures/construction of new funeral service locations	9.9	9.9	27.0	21.3
Total capital expenditures	$64.5	$63.1	$177.2	$165.9

Total capital expenditures increased in the current quarter by $1.4 million primarily due to higher recurring capital expenditures at existing locations in order to remain relevant with our customers.

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends and are shown without netting of certain fees. A summary of our consolidated trust fund returns for the three and nine months ended September 30, 2019 is set forth below:

	Three Months	Nine Months
Preneed funeral	(0.5)%	13.1%
Preneed cemetery	(0.5)%	13.5%
Cemetery perpetual care	0.6%	12.0%
Combined trust funds	(0.1)%	12.9%

NON-GAAP FINANCIAL MEASURES

Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended September 30,
	2019		2018
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$70.8	$0.38	$68.9	$0.37
Pre-tax reconciling items:
Losses (gains) on divestitures and impairment charges, net	1.5	0.01	(8.0)	(0.04)
Loss on early extinguishment of debt, net	9.1	0.05	—	—
Tax reconciling items:
Tax effect from special items	(2.4)	(0.01)	0.8	—
Change in certain tax reserves and other (1)	(11.1)	(0.06)	2.6	0.02
Earnings excluding special items and diluted earnings per share excluding special items	$67.9	$0.37	$64.3	$0.35

Diluted weighted average shares outstanding (in thousands)		185,843		185,460

(In millions, except diluted EPS)	Nine Months Ended September 30,
	2019		2018
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$222.4	$1.20	$254.2	$1.36
Pre-tax reconciling items:
Losses (gains) on divestitures and impairment charges, net	15.2	0.08	(15.3)	(0.08)
Losses on early extinguishment of debt, net	16.6	0.09	10.1	0.05
Legal settlements	6.4	0.03	—	—
Tax reconciling items:
Tax effect from special items	(8.9)	(0.05)	1.4	0.01
Change in certain tax reserves and other (1)	(10.0)	(0.05)	(14.8)	(0.08)
Earnings excluding special items and diluted earnings per share excluding special items	$241.7	$1.30	$235.6	$1.26

Diluted weighted average shares outstanding (in thousands)		185,635		187,517

(1)
2019 is impacted by the reduction in tax liability as a result of the expiration of statute of limitations. 2018 is impacted by the remeasurement of deferred taxes resulting from a change in estimate related to the finalization of the 2017 return.

Conference Call and Webcast

We will host a conference call on Thursday, October 31, 2019, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (800) 708-4540 or (847) 619-6397 with the passcode of 49106413. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through November 7, 2019 and can be accessed at (888) 843-7419 or (630) 652-3042 with the passcode of 49106413#. Additionally, a replay of the conference call will be available on our website for approximately one week.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•	Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.

•	We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.

•	Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

•	Our credit agreements contain covenants that may prevent us from engaging in certain transactions.

•	If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.

•	The funeral and cemetery industry is competitive.

•	Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.

•	The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.

•	Unfavorable results of litigation could have a material adverse impact on our financial statements.

•	Unfavorable publicity could affect our reputation and business.

•	If the number of deaths in our markets declines, our cash flows and revenue may decrease.

•	If we are not able to respond effectively to changing consumer preferences, our market share, revenue, cash flows, and/or profitability could decrease.

•	The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.

•	Our funeral and cemetery businesses are high fixed-cost businesses.

•	Regulation and compliance could have a material adverse impact on our financial results.

•	Cemetery burial practice claims could have a material adverse impact on our financial results.

•
We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.

•	A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.

•
Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.

•	Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.

•
Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.

•	Our Canadian business exposes us to operational, economic, and currency risks.

•
Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.

•	A failure of a key information technology system or process could disrupt and adversely affect our business.

•	Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

•	The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2018 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At September 30, 2019, we owned and operated 1,477 funeral service locations and 483 cemeteries (of which 290 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand, which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Director / Corporate Communications	(713) 525-5235

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(In thousands, except per share amounts)
Revenue	$769,241	$778,786	$2,380,025	$2,369,360
Costs and expenses	(609,509)	(612,616)	(1,837,313)	(1,819,301)
Operating profit	159,732	166,170	542,712	550,059
General and administrative expenses	(29,406)	(41,070)	(101,306)	(106,990)
(Losses) gains on divestitures and impairment charges, net	(1,479)	7,970	(15,180)	15,317
Hurricane expenses, net	(262)	(767)	(558)	(437)
Operating income	128,585	132,303	425,668	457,949
Interest expense	(46,678)	(46,419)	(141,385)	(134,514)
Losses on early extinguishment of debt, net	(9,058)	—	(16,637)	(10,131)
Other income, net	20	152	1,614	2,416
Income before income taxes	72,869	86,036	269,260	315,720
Provision for income taxes	(1,997)	(17,043)	(46,662)	(61,398)
Net income	70,872	68,993	222,598	254,322
Net income attributable to noncontrolling interests	(80)	(58)	(154)	(160)
Net income attributable to common stockholders	$70,792	$68,935	$222,444	$254,162
Basic earnings per share:
Net income attributable to common stockholders	$0.39	$0.38	$1.22	$1.39
Basic weighted average number of shares	182,551	180,858	182,218	182,859
Diluted earnings per share:
Net income attributable to common stockholders	$0.38	$0.37	$1.20	$1.36
Diluted weighted average number of shares	185,843	185,460	185,635	187,517

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET

	September 30, 2019	December 31, 2018
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$194,654	$198,850
Receivables, net	74,031	73,825
Inventories	26,645	24,950
Current tax receivable	31,927	10,467
Other	24,922	23,140
Total current assets	352,179	331,232
Preneed receivables, net and trust investments	4,568,636	4,271,392
Cemetery property	1,870,213	1,837,464
Property and equipment, net	2,039,656	1,977,364
Goodwill	1,844,884	1,863,842
Deferred charges and other assets	1,024,974	934,151
Cemetery perpetual care trust investments	1,615,779	1,477,798
Total assets	$13,316,321	$12,693,243

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$493,890	$479,768
Current maturities of long-term debt	69,527	69,896
Income taxes payable	—	5,936
Total current liabilities	563,417	555,600
Long-term debt	3,466,769	3,532,182
Deferred revenue, net	1,450,002	1,418,814
Deferred tax liability	416,366	404,627
Other liabilities	374,418	297,302
Deferred receipts held in trust	3,656,158	3,371,738
Care trusts’ corpus	1,613,671	1,471,165
Commitments and contingencies
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 187,257,088 and 184,720,582 shares issued, respectively, and 182,830,949 and 181,470,582 shares outstanding, respectively	182,831	181,471
Capital in excess of par value	1,015,525	972,710
Retained earnings	553,610	474,327
Accumulated other comprehensive income	23,527	13,395
Total common stockholders’ equity	1,775,493	1,641,903
Noncontrolling interests	27	(88)
Total equity	1,775,520	1,641,815
Total liabilities and equity	$13,316,321	$12,693,243

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$222,598	$254,322
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt	16,637	10,131
Depreciation and amortization	112,616	117,496
Amortization of intangibles	19,374	20,170
Amortization of cemetery property	48,648	47,509
Amortization of loan costs	4,410	4,531
Provision for doubtful accounts	6,886	6,522
Provision for deferred income taxes	18,335	25,491
Losses (gains) on divestitures and impairment charges, net	15,180	(15,317)
Gain on sale of investments	—	(2,636)
Share-based compensation	11,563	11,740
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Increase in receivables	(6,030)	(964)
Increase in other assets	(22,499)	(19,251)
Decrease in payables and other liabilities	(16,023)	(2,879)
Effect of preneed sales production and maturities:
Decrease (increase) in preneed receivables, net and trust investments	1,055	(37,387)
Increase in deferred revenue, net	56,078	43,329
Decrease in deferred receipts held in trust	(16,631)	(10,541)
Net cash provided by operating activities	472,197	452,266
Cash flows from investing activities:
Capital expenditures	(177,173)	(165,943)
Acquisitions, net of cash acquired	(67,441)	(187,616)
Proceeds from divestitures and sales of property and equipment	13,949	29,890
Proceeds from sale of investments	—	2,900
Payments on Company-owned life insurance policies	(9,017)	(14,283)
Proceeds from Company-owned life insurance policies	—	2,810
Other	—	(14,525)
Net cash used in investing activities	(239,682)	(346,767)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,089,263	395,000
Debt issuance costs	(15,537)	—
Scheduled payments of debt	(16,906)	(25,601)
Early payments of debt	(1,164,977)	(259,590)
Principal payments on finance leases	(32,258)	(29,771)
Proceeds from exercise of stock options	39,831	18,481
Purchase of Company common stock	(52,183)	(275,726)
Payments of dividends	(98,581)	(93,002)
Bank overdrafts and other	9,341	(8,842)
Net cash used in financing activities	(242,007)	(279,051)
Effect of foreign currency on cash, cash equivalents, and restricted cash	2,201	(1,111)
Net decrease in cash, cash equivalents, and restricted cash	(7,291)	(174,663)
Cash, cash equivalents, and restricted cash at beginning of period	207,584	340,601
Cash, cash equivalents, and restricted cash at end of period	$200,293	$165,938